FUND PARTICIPATION AGREEMENT

THIS AGREEMENT made as of the 1st day of May, 1998 , by
and between NEUBERGER&BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Delaware
business trust, ADVISERS MANAGERS TRUST ("MANAGERS TRUST"), a New York common law trust, NEUBERGER&BERMAN MANAGEMENT INCORPORATED ("N&B MANAGEMENT"), a
New York corporation, and NATIONAL LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Vermont.

WHEREAS, TRUST and MANAGERS TRUST are registered with the Securities and
Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("40 Act") as open-end, diversified management investment companies;
and

WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"), the currently available of which are listed on
Appendix A hereto; and

WHEREAS, MANAGERS TRUST is organized as a series fund, comprised of several portfolios ("Series"), the currently operational of which are listed on
Appendix A hereto; and

WHEREAS, each Portfolio of TRUST will invest all of its net investable assets in a corresponding Series of MANAGERS TRUST; and

WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable
Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans; and

WHEREAS, TRUST has received an order from the SEC, dated May 5,1995 (File
No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and
15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and

WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such
Variable Contracts; and

WHEREAS, N&B MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

WHEREAS, N&B MANAGEMENT is the administrator and distributor of the shares of each Portfolio of TRUST and investment manager of the corresponding Series of MANAGERS TRUST; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY,
TRUST, MANAGERS TRUST and N&B MANAGEMENT agree as follows:

Article 1. SALE OF TRUST SHARES

1.1 TRUST agrees to make available to the Separate Accounts of LIFE
COMPANY shares of the selected Portfolios as listed in Appendix B for investment of proceeds from Variable Contracts allocated to the designated
Separate Accounts, such shares to be offered as provided in TRUST's Prospectus.

1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected
Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section
1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by
TRUST; provided that TRUST receives notice of such order by 8:30 a.m New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

1.3 TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by
TRUST or its designee of the request for redemption. For purposes of this
Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 8:30 a.m. New York time on the next following
Business Day.

1.4 TRUST shall furnish, on or before the ex-dividend date, notice to
LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a
Portfolio's shares in additional shares of the Portfolio. TRUST shall notify
LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions.

1.5 TRUST shall make the net asset value per share for the selected
Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time.
If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the
Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE
COMPANY.

1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such
Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock
Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 8:30 a.m. New York Time on the
Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

1.7 If LIFE COMPANY's order requests the purchase of TRUST shares,
LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is transmitted by LIFE
COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within seven days and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time the same
Business Day that LIFE COMPANY transmits the redemption order to TRUST. If
LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by N&B MANAGEMENT, TRUST shall so apply such proceeds the same
Business Day that LIFE COMPANY transmits such order to TRUST.

1.8 Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.

1.9 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section
817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury
Regulation 1.817 -5. Shares of the Portfolios of TRUST will not be sold directly to the general public.

1.10 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such
Portfolios.

Article II. REPRESENTATIONS AND WARRANTIES

2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Vermont and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Equity Services, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each
Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

2.2 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the
Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5 LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Trust as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the
Variable Contracts.

2.6 TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the
'33

Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

2.7 TRUST represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury
Regulation 1.817 -5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.8175.

2.8 TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company"
under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

Article III. PROSPECTUS AND PROXY STATEMENTS

3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

3.2 TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Portfolio)
documents, and any supplements thereto, to existing Variable Contract owners of
LIFE COMPANY:

(i) prospectuses and statements of additional information;

(ii) annual and semi-annual reports; and

(iii) proxy materials.

LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of
LIFE COMPANY whose Variable Contract values are invested in TRUST.

This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days' prior written notice and LIFE COMPANY shall bear the cost associated with any format change.

3.3 TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

(i)	camera-ready copy of the current prospectus for printing by the LIFE COMPANY;

(ii)	a copy of the statement of additional information suitable for duplication;

(iii)	camera-ready copy of proxy material suitable for printing; and

(iv)	camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.

3.4 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority.
LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

Article IV. SALES MATERIALS

4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and N&B MANAGEMENT, each piece of sales literature or other promotional material in which TRUST, MANAGERS TRUST or N&B MANAGEMENT is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST, MANAGERS TRUST or N&B MANAGEMENT objects to its use in writing within ten (10) Business Days after receipt of such material.

4.2 TRUST and N&B MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within ten
(10) Business Days after receipt of such material.

4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE
COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE
COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers,
Inc. rules, the '40 Act or the '33 Act.

Article V. POTENTIAL CONFLICTS

5.1 The Board of Trustees of TRUST and MANAGERS TRUST (the "Boards")
will monitor TRUST and MANAGERS TRUST, respectively, (collectively the
"Funds"), for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company
Separate Accounts investing in the Funds. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or

securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the
Funds are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f)a decision by a
Participating Insurance Company to disregard voting instructions of Variable
Contract owners.

5.2 LIFE COMPANY will report any potential or existing conflicts to the Boards. LIFE COMPANY will be responsible for assisting each appropriate
Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the Funds on April 12, 1995 (the "Notice")
(Investment Company Act Release No. 21003), which LIFE COMPANY has reviewed, by providing each appropriate Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform each appropriate Board whenever Variable Contract owner voting instructions are disregarded by LIFE
COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

5.3 If a majority of the Board of a Fund or a majority of its disinterested trustees or directors, determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees or directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Funds or any series thereof and reinvesting those assets in a different investment medium, which may include another series of TRUST or MANAGERS TRUST, or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable
Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard
Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the relevant Fund, to withdraw its Separate
Account's investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

For the purposes of this Section 5.3, a majority of the disinterested members of the applicable Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the relevant Fund or N&B MANAGEMENT (or any other investment adviser of the Funds) be required to establish a new funding medium for any Variable
Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

5.4 Any Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

5.5 No less than annually, LIFE COMPANY shall submit to the Boards such reports, materials or data as such Boards may reasonably request so that the Boards may fully carry out the obligations imposed upon them by these
Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the applicable Boards.

Article VI. VOTING

6.1 LIFE COMPANY will provide pass-through voting privileges to all
Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. This condition will apply to UIT Separate Accounts investing in TRUST and to managed separate accounts investing in MANAGERS TRUST to the extent a vote is required with respect to matters relating to MANAGERS TRUST. Accordingly, LIFE COMPANY, where applicable, will vote shares of a Fund held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable
Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in any Fund calculates voting privileges in a manner consistent with other participants as defined in the
Conditions set forth in the Notice ("Participants"). The obligation to calculate voting privileges in a manner consistent with all other Separate
Accounts investing in a Fund will be a contractual obligation of all
Participants under the agreements governing participation in the Funds. Each
Participant will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or
Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40
Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST, MANAGERS TRUST and/or the Participants, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII. INDEMNIFICATION

7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST, MANAGERS TRUST, N&B MANAGEMENT and each of their
Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or MANAGERS TRUST or N&B MANAGEMENT within the meaning of
Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities
(including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer, sale or acquisition of
TRUST's shares or the Variable Contracts and:

(a) arise out of or are based upon any untrue statements or
alleged untrue statements of any material fact contained
in the Registration Statement or prospectus for the
Variable Contracts or contained in the Variable Contracts
(or any amendment or supplement to any of the foregoing),
or arise out of or are based upon the omission or the
alleged omission to state therein a material fact required
to be stated therein or necessary to make the statements
therein not misleading, provided that this agreement to
indemnify shall not apply as to any Indemnified Party if
such statement or omission or such alleged statement or
omission was made in reliance upon and in conformity with
information furnished to LIFE COMPANY by or on behalf of
TRUST for use in the registration statement or prospectus
for the Variable Contracts or in the Variable Contracts or
sales literature (or any amendment or supplement) or
otherwise for use in connection with the sale of the
Variable Contracts or TRUST shares; or

(b) arise out of or as a result of statements or
representations (other than statements or representations
contained in the registration statement, prospectus or
sales literature of TRUST not supplied by LIFE COMPANY, or
persons under its control) or wrongful conduct of LIFE
COMPANY or persons under its control, with respect to the
sale or distribution of the Variable Contracts or TRUST
shares; or

(c) arise out of any untrue statement or alleged untrue
statement of a material fact contained in a registration
statement, prospectus, or sales literature of TRUST or any
amendment thereof or supplement thereto or the omission or
alleged omission to state therein a material fact required
to be stated therein or necessary to make the statements
therein not misleading if such statement or omission or
such alleged statement or omission was made in reliance
upon and in conformity with information furnished to TRUST
for inclusion therein by or on behalf of LIFE COMPANY; or

(d) arise as a result of any failure by LIFE COMPANY to
substantially provide the services and furnish the
materials under the terms of this Agreement; or

(e) arise out of or result from any material breach of any
representation and/or warranty made by LIFE COMPANY in
this Agreement or arise out of or result from any other
material breach of this Agreement by LIFE COMPANY.

7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and
LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.4 Indemnification by N&B MANAGEMENT. N&B MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified
Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of N&B MANAGEMENT which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the
Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer, sale or acquisition of TRUST's shares or the Variable Contracts and:

(a) arise out of or are based upon any untrue statement or
alleged untrue statement of any material fact contained in
the registration statement or prospectus or sales
literature of TRUST (or any amendment or supplement to any
of the foregoing), or arise out of or are based upon the
omission or the alleged omission to state therein a
material fact required to be stated therein or necessary
to make the statements therein not misleading, provided
that this agreement to indemnify shall not apply as to any
Indemnified Party if such statement or omission or such
alleged statement or omission was made in reliance upon
and in conformity with information furnished to N&B
MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for
use in the registration statement or prospectus for TRUST
or in sales literature (or any amendment or supplement) or
otherwise for use in connection with the sale of the
Variable Contracts or TRUST shares; or

(b) arise out of or as a result of statements or
representations (other than statements or representations
contained in the registration statement, prospectus or
sales literature for the Variable Contracts not supplied
by N&B MANAGEMENT or persons under its control) or
wrongful conduct of TRUST or N&B MANAGEMENT or persons
under their control, with respect to the sale or
distribution of the Variable Contracts or TRUST shares; or

(c) arise out of any untrue statement or alleged untrue
statement of a material fact contained in a registration
statement, prospectus, or sales literature covering the
Variable Contracts, or any amendment thereof or supplement
thereto or the omission or alleged omission to state
therein a material fact required to be stated therein or
necessary to make the statements therein not misleading,
if such statement or omission or such alleged statement or
omission was made in reliance upon and in conformity with
information furnished to LIFE COMPANY for inclusion
therein by or on behalf of TRUST; or

(d) arise as a result of (i) a failure by TRUST to
substantially provide the services and furnish the
materials under the terms of this Agreement; or (ii) a
failure by a Portfolio(s) invested in by the Separate
Account to comply with the diversification requirements of
Section 817(h) of the Code; or (iii) a failure by a
Portfolio(s) invested in by the Separate Account to
qualify as a "regulated investment company" under
Subchapter M of the Code; or

(e) arise out of or result from any material breach of any
representation and/or warranty made by N&B MANAGEMENT in
this Agreement or arise out of or result from any other
material breach of this Agreement by N&B MANAGEMENT.

7.5 N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such
Indemnified Party's reckless disregard of obligations and duties under this
Agreement or to LIFE COMPANY.

7.6 N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified N&B MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify N&B MANAGEMENT of any such claim shall not relieve N&B MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, N&B MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. N&B MANAGEMENT also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from N&B MANAGEMENT to such party of N&B MANAGEMENT's election to assume the defense thereof, the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and N&B MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

Article VIII. TERM; TERMINATION

8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

8.2 This Agreement shall terminate in accordance with the following provisions:

(a) At the option of LIFE COMPANY or TRUST at any time from
the date hereof upon 180 days' notice, unless a shorter
time is agreed to by the parties;

(b) At the option of LIFE COMPANY, if TRUST shares are not
reasonably available to meet the requirements of the
Variable Contracts as determined by LIFE COMPANY. Prompt
notice of election to terminate shall be furnished by LIFE
COMPANY, said termination to be effective ten days after
receipt of notice unless TRUST makes available a
sufficient number of shares to reasonably meet the
requirements of the Variable Contracts within said ten-day
period;

(c) At the option of LIFE COMPANY, upon the institution of
formal proceedings against TRUST by the SEC, or any other
regulatory body, the expected or anticipated ruling,
judgment or outcome of which would, in LIFE COMPANY's
reasonable judgment, materially impair TRUST's ability to
meet and perform Trust's obligations and duties hereunder.
Prompt notice of election to terminate shall be furnished
by LIFE COMPANY with said termination to be effective upon
receipt of notice;

(d) At the option of TRUST, upon the institution of formal
proceedings against LIFE COMPANY by the SEC, the National
Association of Securities Dealers, Inc., or any other
regulatory body, the expected or anticipated ruling,
judgment or outcome of which would, in TRUST's reasonable
judgment, materially impair LIFE COMPANY's ability to meet
and perform its obligations and duties hereunder. Prompt
notice of election to terminate shall be furnished by
TRUST with said termination to be effective upon receipt
of notice;

(e) In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law,
or such law precludes the use of such shares as the
underlying investment medium of Variable Contracts issued
or to be issued by LIFE COMPANY. Termination shall be
effective upon such occurrence without notice;

(f) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts,
as applicable, under the Code, or if TRUST reasonably
believes that the Variable Contracts may fail to so
qualify. Termination shall be effective upon receipt of
notice by LIFE COMPANY;

(g) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not
been cured to the satisfaction of LIFE COMPANY within ten
days after written notice of such breach is delivered to
TRUST;

(h) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not
been cured to the satisfaction of TRUST within ten days
after written notice of such breach is delivered to LIFE
COMPANY;

(i) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable
federal and/or state law. Termination shall be effective
immediately upon such occurrence without notice;

(j) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, MANAGERS TRUST and
N&B MANAGEMENT, termination shall be effective immediately
upon such occurrence without notice.

8.3 Notwithstanding any termination of this Agreement pursuant to
Section 8.2 hereof, TRUST at its option may elect to continue to make available additional TRUST shares, as provided below, for so long as TRUST desires pursuant to the terms and conditions of this Agreement, for all Variable
Contracts in effect on the effective date of termination of this Agreement
(hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if TRUST so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, TRUST and N&B
MANAGEMENT, as promptly as is practicable under the circumstances, shall notify
LIFE COMPANY whether TRUST elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 8.3, upon sixty (60) days prior written notice to the other party.

8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE
COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the
Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the
Variable Contracts, until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

Article IX. NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST, MANAGERS TRUST or N&B MANAGEMENT:

Neuberger&Berman Management Incorporated
605 Third Avenue
New York, NY 10158-0006
Attention: Ellen Metzger, General Counsel

If to LIFE COMPANY:

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

10.5 The parties agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of each other Series.
No Series shall be liable or shall be charged for any debt, obligation or liability of any other Series. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Series or
Portfolio and no Portfolio or other investor, other than the Portfolio or other investors investing in the Series which incurs a debt, obligation or liability, shall be liable therefor.

10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the
National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this
Agreement or the transactions contemplated hereby.

10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST,
MANAGERS TRUST, N&B MANAGEMENT and the LIFE COMPANY.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

NEUBERGER&BERMAN
ADVISERS MANAGEMENT TRUST

By:/s/ NEUBERGER&BERMAN
ADVISERS MANAGEMENT TRUST

--------------------------
Name:
Title:

ADVISERS MANAGERS TRUST

By:/s/ ADVISERS MANAGERS TRUST
--------------------------
Name:
Title:

NEUBERGER&BERMAN
MANAGEMENT INCORPORATED

By: /s/ NEUBERGER&BERMAN
MANAGEMENT INCORPORATED

--------------------------
Name:
Title:

NATIONAL LIFE
INSURANCE COMPANY

By: /s/ Eileen Von Gal
Name: Eileen Von Gal
Title: Treasurer

APPENDIX A
Neuberger&Berman Advisers	Corresponding Series of

Management Trust and its Series (Portfolios) Advisers Managers Trust (Series)
- -------------------------------------------- --------------------------------

Balanced Portfolio	AMT Balanced Investments
Government Income Portfolio	AMT Government Income Investments
Growth Portfolio	AMT Growth Investments
Guardian Portfolio	AMT Guardian Investments
Limited Maturity Bond Portfolio	AMT Limited Maturity Bond Investments
Liquid Asset Portfolio	AMT Liquid Asset Investments
Mid-Cap Growth Portfolio	AMT Mid-Cap Growth Investments
Partners Portfolio	AMT Partners Investments

18

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Appendix B
Separate Accounts	Selected Portfolios
National Variable Life Insurance Account	Partners Portfolio
National Variable Annuity Account II	Partners Portfolio